Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-1415

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Initial Distribution 16.2% to $0.215 Per Unit

TULSA, Oklahoma, July 31, 2006 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) (the “Partnership”) today announced that the Board of Directors of its general partner declared a quarterly cash distribution of $0.215 per unit for the second quarter ended June 30, 2006, or an annualized rate of $0.86 per unit. The announced quarterly distribution represents a 16.2% increase over the expected quarterly cash distribution of $0.185 per unit, or an annualized rate of $0.74 per unit, reflected in the Partnership’s Prospectus, dated May 9, 2006. Increases to the Partnership’s quarterly cash distribution to unitholders are expected to be considered by the Board of Directors at its January and July meetings.

“This 16.2% distribution increase from the expected initial quarterly distribution is directly related to the 8.7% distribution increase declared today by Alliance Resource Partners, L.P. (NASDAQ: ARLP), in which the Partnership holds a 1.98% general partner interest, incentive distribution rights, and 15,550,628 common units of ARLP”, said Joseph W. Craft, III, President and Chief Executive Officer. “Alliance Resource Partners posted solid results for the second quarter and set records for tons produced and sold, revenues, EBITDA and net income during the first half of 2006. The Partnership’s distribution increase demonstrates the accelerated cash flow growth achievable through its ownership interest in ARLP.”

The second quarter 2006 distribution will be paid on August 18, 2006, to all unitholders of record as of August 11, 2006. As described in the Prospectus, the initial quarterly cash distribution will be prorated for the portion of the quarter beginning on May 10, 2006, the first date of public trading in the Partnership’s units. The amount of prorated distribution for this 52-day period is $0.12285 per unit.

The Partnership will announce its second quarter 2006 earnings on August 14, 2006 before the market opens for trading.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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Alliance Holdings GP, L.P. is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P., through which it holds a 1.98% general partner interest and the incentive distribution rights in Alliance Resource Partners, L.P. In addition, Alliance Holdings GP, L.P. owns 15,550,628 common units of Alliance Resource Partners, L.P.

Partnership news, unit prices and additional information about Alliance Holdings GP, L.P. including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of Alliance Holdings GP, L.P. at 918-295-7674 or via e-mail at investorrelations@ahgp.com

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from Alliance Resource Partners, L.P. (“ARLP”); the risks to the business of ARLP include: fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; if the direct or indirect benefit to ARLP from certain state and federal tax credits, including non-conventional source fuel tax credits is materially reduced, it could negatively impact ARLP’s results of operations and reduce ARLP’s cash available for distribution; from time to time, conditions in the coal industry may make it difficult for ARLP to extend existing or enter into new long-term contracts, which could materially adversely affect the stability and profitability of ARLP’s operations.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

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